EMPLOYMENT AGREEMENT

                        VIEW SYSTEMS, INC.

 This Agreement (hereinafter "Agreement") is entered into between

                       View Systems, Inc.,
      whose principal place of business is 1100 Wilso Drive
                 Baltimore, MD 21223 ("Employer")

                               and

                 William D. Smith  ("Consultant")

     In consideration of the employment or continued employment of Employee by Employer, Employer and Employee agree as follows:

1.   Employment, Complete Agreement and Modification

     Commencing January 01, 2003, Employer agrees to employ or continue to employ Consultant and Consultant agrees to be employed by Employer on the terms and conditions set forth herein. This Agreement supersedes all previous correspondence, promises, representations, and agreements, if any, either written or oral. No provision of this Agreement may be modified except by a writing signed both by Employer and Consultant.

2.   Duties

     Consultant shall function as Director of Client Services / Strategic Alliances specifically in charge of government contract administration and technology due diligence. In his capacity the duties shall be to evaluate opportunities for alliances and contractual commitments. When in the Consultant's performance of duties there should arise the occasion to commit personally and financially, the company will indemnify and defend Consultant's commitments in any adverse personal transaction.<F1>

     Consultant shall perform any and all duties now and hereafter assigned to Consultant by Employer, or performed by Consultant whether or not assigned to Consultant. Consultant agrees to abide by Employer's rules, regulations, and practices, including those concerning work schedules, vacation and sick leave, as they may from time to time be adopted or modified.

3.   Termination of Employment<F2>

     This Consultant is employed at will. Employer may terminate Consultant at any time with or without cause. Consultant may terminate Consultant's employment at any time with or without cause. Employer shall provide Consultant either thirty (30) days prior written notice of termination or severance pay in an amount equal to Consultant's salary on the date of termination for thirty (30) days. Consultant shall provide Employer thirty
(30) days prior written notice of his or her termination.

4.   Compensation, Health Insurance and other Considerations

     The annual salary shall be $24,000 paid in semi-monthly increments on the 15th of the month. In addition, Consultant shall receive 10,000 shares of common stock per month, non-dilutive to capital stock or share restructuring. Effective September 1, 2002, Consultant may, at the Consultant's option, receive a group health benefit from Employer as determined by the Management of the company. The company can provide this health insurance coverage through either a plan maintained by its subsidiaries or affiliates, or a plan maintained by Employer.




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<F1>   For instance: performance bonds, lines of credit, personal guaranties, etc.
<F2>   The term of this initial employment shall be one year.


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

5.   Duty to Devote Full time and to Avoid Conflict of Interest

     Consultant agrees that during the period of employment, Consultant shall devote full-time efforts to his or her duties as an Consultant of Employer. During the period of employment, Consultant further agrees not to (i) solely or jointly with others undertake or join any planning for or organization of any business activity which would directly compete with the business activities of Employer; and (ii) directly or indirectly, engage or participate in any other activities in conflict with the best interest of Employer.

6.   Information Disclosed Remains Property of Employer

     All ideas, concepts, information, and written material disclosed to Consultant by Employer acquired from a customer or prospective customer of Employer, are and shall remain the sole and exclusive property and proprietary information of Employer, or such customers, and are disclosed in confidence by Employer or permitted to be acquired from such customers in reliance on the Consultant's agreement to maintain them in confidence and not o use or disclose them to any other person except in furtherance of Employer's business.

7.   Inventions and Creations Belong to Employer

     Inventions, discoveries, improvements, or creations (collectively "Creations") which Consultant has conceived or made or may conceive or make during the period of employment, or the period of employment by any subsidiary/corporate affiliates of Employer, directly connected with Employer's business (including the business of its subsidiaries/corporate affiliates) shall be the sole and exclusive property of Employer. Consultant agrees that all copyrightable works created by Consultant or under Employer's direction in connection with Employer's business are "works made for hire" and shall be the sole and complete property of Employer and that any and all copyrights to such works shall belong to Employer. To the extent such works are not deemed to be "works made for hire," Consultant hereby assigns all proprietary rights, including copyright, in these works to Employer without further compensation.

     As related to View products, Consultant further agrees to (i) disclose promptly to Employer all such Creations which Consultant has made or may make solely, jointly or commonly with others; (ii) assign all such Creations to Employer; and (iii) execute and sign any and all applications, assignments or other instruments which Employer may deem necessary in order to enable it, at its expense, to apply for, prosecute, and obtain copyrights, patents or other proprietary rights in the United States and foreign countries or in order to transfer to Employer all right, title, and interest in said Creations.

8.   Confidentiality

     a. Definition. During the term of employment with Employer, Consultant will have access to and become acquainted with various trade secrets and other proprietary and confidential information which are owned by Employer and which are used in the operation of Employer's business. "Trade secrets and other proprietary and confidential information" consist of, for example, and not intending to be inclusive, (i) software (source and object code), algorithms, computer processing systems, techniques, methodologies, formulae, processes, compilations of information, drawings, proposals, job notes, reports, records and specifications; and (ii) information concerning any matters relating to the business of Employer any of its customers, customer contact, licenses, the prices it obtains or has obtained for the licensing of its software products and services or hardware, or any other information concerning the business of the Employer and Employer's good will.

     b. No Disclosure. Consultant shall not disclose or use in any manner, directly or indirectly, any such trad secrets and other proprietary and confidential information either during the term of this Agreement or for a period of 3 years after termination, except as required in the course of employment with Employer or by Order of a Court of competent jurisdiction over Consultant. Consultant shall use his best efforts in complying with this obligation.

9.   Return of Material

     Consultant agrees that, upon request of Employer or upon termination of employment, Consultant shall turn over to Employer all documents, disks or other computer media, or other material in his or her possession or under his or her control that (i) may contain or be derived from ideas, concepts, Creations, or trade secrets and other proprietary and confidential information as set forth, or (ii) are connected with or derived from Consultant's services to Employer,


     Inciting  Employees to Leave Employer; Employment of Employees

     Any attempt on the part of Consultant to incite others to leave Employer's employ, or the Consultant of Employer's subsidiaries or corporate affiliates, or any effort by Consultant to interfere with Employer's relationship



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

with the other Consultants would be harmful and damaging to Employer. Consultant agrees that during the term of employment and for a period of twelve (12) months thereafter, Consultant will not in any way, directly or indirectly (i) induce or attempt to induce any employee of Employer (or its subsidiaries, corporate affiliates) to quite employment Employer's subsidiaries, corporate affiliates); (ii) otherwise interfere with or disrupt Employer's (or Employer's subsidiaries, corporate affiliates) relationship with its Consultants'; (iii) solicit, entice, or hire away any Consultant of Employer (or Employer's subsidiaries, affiliates.

10.  Non-solicitation of Business

     For a period of twelve (12) months from the date of termination of employment, Consultant will not divert or attempt to divert from Employer (or its subsidiaries, corporate affiliates) any business Employer (or its subsidiaries, corporate affiliates) had enjoyed or settled from its customers during the twelve (12) months prior to termination of his or her employment.

11.  Remedies - Injunction

     In the event of a breach or threatened breach by Consultant of any of the provisions of this Agreement, Consultant agrees that Employer - in addition to an not in limitation of any other rights, remedies, or damages available to Employer at law or in equity shall be entitled to a permanent injunction in order to prevent or restrain any such breach by Consultant or by Consultant's partners, agents, representatives, servants, employees and/or any and all persons directly or indirectly acting for or with Consultant.

12.  Severability

     In the event that any of the provisions of this Agreement shall be held to be invalid or unenforceable to whole or in part, these provisions to the extent enforceable and all other provisions shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in the Agreement. In the event that any provisions relating to the time period or scope of a restriction shall be declared by a court of competent jurisdiction to execute the maximum time period or scope such court deems reasonable and enforceable, then the time period or scope of the restriction deemed reasonable and enforceable by the court shall become and thereafter be the maximum time period or the applicable scope of the restriction.

13.  Governing Law

     This Agreement shall be construed and enforced according to the laws of the State of Maryland.

14.  Agreement Read, Understood and Fair

     Consultant has carefully read and considered all provisions of this Agreement and agrees that all of the restrictions set forth are fair and reasonable and are reasonably required for the protection of the interest of Employer.




View Systems, Inc.                          William D. Smith
EMPLOYER:                                   EMPLOYEE:

/s/ G. Than                                 /s/ Wm. D. Smith

Signature                                   Signature

Gunther Than                                W. D. Smith

Chief Executive Officer                     Consultant

Sept 02                                     September 1, 2002
Date                                        Date



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